SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2001

TELS CORPORATION
Exact name of registrant as specified in its charter

Utah	0-12993	87-0373840

State or other jurisdiction of incorporation	Commission File No.	IRS Employer ID #

705 East Main Street, American Fork, Utah 84003

Address and zip code of principal executive offices

801-756-9606

Registrant's telephone number

Item 2. Acquisition or Disposition of Assets

On July 27, 2001, TELS Corporation (the "Corporation") transferred its operations to Dr. and Mrs. John L. Gunter in exchange for the assumption by Dr. and Mrs. Gunter of approximately $1.7 million of the Corporation's liabilities. The operations had about $1 million in assets. Dr. Gunter is the President of the Corporation and he and Mrs. Gunter are directors of the Corporation.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

(c) Exhibits

Split-off Agreement between the Corporation and John L. Gunter.

.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELS CORPORATION _________________________________ John L. Gunter Chief Executive Officer

DATED: August __, 2001

603512

SPLIT-OFF AGREEMENT

THIS SPLIT-OFF AGREEMENT (the "Agreement") is entered into as of this twenty-seventh day of July 2001, by and between TELS Corporation, a Utah corporation (the "Company"), and John L. Gunter ("Gunter").

R E C I T A L S :

A. The Company owns all of the issued and outstanding stock (the "Subsidiary Shares") of Tel electronics, inc., a Utah corporation (the "Subsidiary").

B. The Company has incurred significant liabilities that are listed on Schedule A hereto ("the Liabilities") that it desires to assign to Gunter and that Gunter is willing to assume.

C. The Company is willing to transfer, sell and assign all of its stock in the Subsidiary and certain other assets as set forth on Schedule B hereto (the "Assets") to Gunter in exchange for the assumption by Gunter of the Liabilities and Gunter is willing to assume the Liabilities in exchange for the shares of the Subsidiary and the Assets.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and subject to the terms and conditions set forth below, the parties agree as follows:

1. Assumptions of Liabilities. Subject to the terms and conditions set forth herein, on the Closing Date (as defined below), Gunter agrees to assume the Liabilities. The only Liability of the Company that Gunter will not assume is any liability the Company may have under the Employment Agreement between Gunter and the Company dated March 1, 1994.

2. Transfer of Subsidiary Shares and Assets. Subject to the terms and conditions set forth herein, on the Closing Date (as defined below), the Company agrees to sell, convey, and transfer all of the shares of stock of the Subsidiary and all of its right, title and interest in and to the Assets to Gunter.

3. Representations and Warranties of Gunter.

Gunter hereby represents and warrants to the Company as follows:

(a) Gunter has power to assume the Liabilities.

(b) Gunter is acquiring the shares of stock of the Subsidiary for his own account and not with the intent to resell or distribute the shares in any way.

4. Representations and Warranties of the Company.

The Company hereby represents and warrants to Gunter as follows:

(a) The Company is a corporation duly organized under the laws of the State of Utah and has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement.

(b) The execution by and performance of the obligations of the Company under this Agreement have been authorized and approved by the Board of Directors of the Company.

(c) The Company has good and marketable title to the shares of the Subsidiary Assets, free of any encumbrance, lien or claim. The Company owns all of the issued and outstanding shares of the Subsidiary.

5. Conditions of Closing. The following shall be conditions precedent to the closing of this Agreement by the Company or Gunter:

(a) Fairness Opinion. The Company shall have received a letter from a recognized investment banking or valuation firm to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of the Company.

(b) Assumption of Liabilities. All liabilities of the Company, except for any liabilities or obligations under the Employment Agreement between the Company and Gunter, shall have been identified on Schedule A.

6. Closing Documents and Conveyances. To effect the transfers and transactions described above, at the Closing the parties shall execute and deliver the following:

(a) Gunter shall deliver to the Company an Assumption Agreement substantially in the Form of Exhibit A hereto.

(b) The Company shall deliver to Gunter the certificate for the shares of the Subsidiary, endorsed in blank or accompanied by a stock power endorsed in blank.

7. Closing. Unless this Agreement is earlier terminated in accordance with Article 8, the Closing of the transactions contemplated in this Agreement shall occur at a closing (the "Closing") to be held at the offices of Ray, Quinney & Nebeker, 79 South Main Street, Suite 400, Salt Lake City, UT, on or before July 27, 2001 (the "Closing Date"), as agreed to by the parties.

8. Termination. This Agreement may be terminated at any time prior to the Closing.

9. Merger. The terms and conditions of this Agreement and the documents referred to in this Agreement constitute the entire agreement and understanding between the parties, and any other oral or written agreements, representations, or understandings shall have no effect and shall be deemed to be merged into this Agreement and any other documents referred to in this Agreement.

10. Expenses. Each party shall bear its own costs and expenses incurred in connection with this transaction, including, without limitation, attorneys fees incurred incident to the negotiation, preparation and execution of this Agreement.

11. Further Agreements. Each party hereto agrees to execute such further papers or agreements including, without limitation, documents required to transfer any other assets to Gunter and for Gunter to assume any other liabilities, as may be necessary to effect the purposes of this Agreement and carry out its provisions.

12. Waiver. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, or condition, or of any other term, provision, or condition of this Agreement.

13. Assignment. This Agreement shall not be assignable by either party without the prior express written consent of the other, which shall not be unreasonably withheld.

14. Governing Law. The provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of Utah.

15. Modification. None of the parties may modify this Agreement except in a writing signed by the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

TELS CORPORATION By:__________________________________ Its:_______________________________ _____________________________________ John L. Gunter

460502

SCHEDULE A

List of Assumed Liabilities

Date	Rate	Balance	Payment	Payable to		Add'l information:
6/30/2001	12%	18,329.60	140.05	Diane Gunter	15%	3 yr, 12%, start 9/1/01 weekly
6/30/2001	10%	304,101.62	1,162.46	John L. Gunter	15%	7 yr, 10%, start 9/1/01 weekly
7/31/2001	10%	40,000.00	350.42	John L. Gunter		7 yr, 10%, start 9/1/01 weekly
6/30/2001	10%	323,206.56	1,235.49	InvEx Corporation	15%	7 yr, 10%, start 9/1/01 weekly
7/1/2001	9.88%	391,361.36	4,667.05	Central Bank		Mortgage (final of $377,032.75 due 5/5/03)
7/27/2001	variable	103,775.80	AR receipts	BACC		LOC
7/17/2001	NA	130,379.59	Approx.;Varies	AP liability		AP aging 7/27/01 (w/Houlihan & RQN incl.)
8/2/2001	NA	24,524.16	24,524.16	TEL employees		Payroll dated 8/2 - estimate
8/2/2001	NA	9,694.86	9,694.86	Payroll taxes		Payroll taxes due 8/6 - estimate
7/31/2001	NA	1,828.00	1,828.00	Quarterly payroll tax		2nd qtr payroll tax as of 7/31/01
7/31/2001	NA	453.93	453.93	State of Utah		2nd qtr sales tax payable due 7/31/01
7/14/2001	NA	100,752.94	NA	TEL employees		Vacation accrual as of 7/14/01
6/30/2001	NA	23,887.84	NA	MISC AP vendors		Accrued 2nd quarter expenses
6/30/2001	NA	18,864.00	NA	LSI		LSI deposit payable
6/30/2001	NA	130,340.72	NA	TEL customers		Deferred Income liability at 6/30/01
7/31/2001	NA	5,000.00	5,000.00	John L. Gunter		Misc business expenses

Total Due		1,616,500.98	49,056.42

Payable weekly/NOT monthly amount

SCHEDULE B

Assets

All shares of D.J. GunTEL, Incorporated.

All shares of Micromega Corporation.